UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Walter Energy, Inc.
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The following is an excerpt of a portion of the transcript of Walter Energy, Inc.’s conference call to discuss fourth quarter and full year 2012 results held on February 21, 2013:

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Walt Scheller—Walter Energy, Inc.—CEO

Before we open the floor to questions, I’d like to briefly address Audley Capital’s announcement earlier this week that they intend to nominate five Directors to our Board. To date, we have had no dialogue with Audley with respect to their nominations and we have no insight into their plans or objectives. We’re always willing to have constructive conversations with our owners regarding ways the Board and Management team can enhance shareholder value, so it’s unfortunate that Audley has chosen to take a course that may prove disruptive to our Company. The Board and Management team remain fully committed to creating value for all shareholders through the successful execution of the Company’s strategy.

As I’ve often said, no other coal company has a met coal focus like Walter Energy, and in my view, the assets we have along with the strategy we are executing will help us secure our position as a leading pure play metallurgical coal producer in North America. We will address Audley’s assertions in the days ahead. Having said that, our Q&A session this morning will be focused on our full year and fourth quarter earnings, as well as our outlook for 2013. Thank you for listening. The team and I would now be happy to take your questions. Operator, please begin the Q&A session.

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Important Information

Walter Energy will file with the Securities and Exchange Commission (“SEC”) and provide to its stockholders a proxy statement and a white proxy card in connection with its 2013 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY WALTER ENERGY WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov and through the website maintained by Walter Energy at http://walterenergy.com.

Certain Information Regarding Participants

Walter Energy, its directors and certain of its officers may be deemed to be participants in the solicitation of Walter Energy’s stockholders in connection with its 2013 Annual Meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons will be found in Walter Energy’s proxy statement for its 2013 Annual Meeting, which Walter Energy will file with the SEC. Additional information regarding these persons can also be found in other documents filed by Walter Energy with the SEC. Stockholders will be able to obtain a free copy of the proxy statement and other documents filed by Walter Energy with the SEC from the sources listed above.